Page 8 of 8 Pages

                                                                       EXHIBIT I


                          JOINT ACQUISITION STATEMENT
                          PURSUANT TO RULE 13d-1(k)(1)


               The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisitioin statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.


Date:     August 20, 1998          CAXTON INTERNATIONAL LIMITED

                                   By:  /S/ MAXWELL QUIN
                                        ---------------------------------------
                                        Name:  Maxwell Quin
                                        Title: Secretary


                                    By: /S/ NITIN AGGARWAL
                                        ---------------------------------------
                                        Name:  Nitin Aggarwal
                                        Title: President


                                   /S/ BRUCE S. KOVNER
                                   --------------------------------------------
                                   Bruce S. Kovner